UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2018 (May 8, 2018)

Gray Television, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-13796	58-0285030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

4370 Peachtree Road, Atlanta GA	30319
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 504-9828

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 8, 2018, Gray Television, Inc. (the “Company”) issued a press release reporting its financial results for the three months ended March 31, 2018 (the “Release”), and furnished the Release as Exhibit 99.1 to a Current Report on Form 8-K (the “Original Form 8-K”). Subsequent to the issuance of the Release and the furnishing of the Original Form 8-K to the SEC, the Company identified a typographical error in a component of the presented non-GAAP term “Free Cash Flow” (as defined in the Release) for the three months ended March 31, 2018 that also resulted in an error in the calculation of Free Cash Flow for that period. This Current Report on Form 8-K/A is being furnished to correct such information.

As reported in the Release, the $8.451 million component of Free Cash Flow titled “Income taxes paid, net of refunds” for the three months ended March 31, 2018 was identified as a benefit and added to the non-GAAP term “Broadcast Cash Flow Less Cash Corporate Expenses” (as defined in the Release), resulting in the Company reporting in the Release Free Cash Flow for the three months ended March 31, 2018 of $49.298 million. As corrected herein, the amount of such component should have been deducted from Broadcast Cash Flow Less Cash Corporate Expenses, resulting in Free Cash Flow of $32.396 million for the three months ended March 31, 2018.

Set forth below is the tabular and related information originally contained in the Release, as corrected by the information set forth above:

	Three Months Ended March 31,
			% Change		% Change
			2018 to		2018 to
	2018	2017	2017	2016	2016
	(dollars in thousands)
Free Cash Flow (1)	$32,396	$36,593	(11)%	$24,215	34%

(1) Amounts for the three months ended March 31, 2018, and related percentage changes from prior periods, are as corrected.

Reconciliation of Non-GAAP Terms, in thousands:
Three Months Ended
March 31, 2018

Net income	$19,945
Adjustments to reconcile from net income to Broadcast Cash Flow Less Cash Corporate Expenses:
Depreciation	13,694
Amortization of intangible assets	5,436
Non-cash stock-based compensation	2,157
(Gain) loss on disposal of assets, net	(821)
Miscellaneous income, net	(560)
Interest expense	24,250
Loss from early extinguishment of debt	-
Income tax expense	6,400
Amortization of program broadcast rights	5,346
Payments for program broadcast rights	(5,474)
Common stock contributed to 401(k) plan	-
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation	7,311
Broadcast Cash Flow	77,684
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation	(7,311)
Broadcast Cash Flow Less Cash Corporate Expenses	70,373
Contributions to pension plans	-
Interest expense	(24,250)
Amortization of deferred financing costs	1,157
Amortization of net original issue premium on 5.875% senior notes due 2026	(153)
Purchases of property and equipment	(6,280)
Income taxes paid, net of refunds (1)	(8,451)
Free Cash Flow (1)	$32,396

(1) Amounts for the three months ended March 31, 2018, are as-corrected.

Except as set out above, the information in the Release is not updated or changed hereby.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC.

By:	/s/ James C. Ryan
Name: James C. Ryan
Title: Executive Vice President and Chief Financial Officer

Date: May 9, 2018

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